                              THE BENCHMARK FUNDS



                   ADDENDUM NO. 7 TO THE CUSTODIAN AGREEMENT
                   -----------------------------------------



  This Addendum No. 7, dated as of the 31st day of March, 1998, is entered into between THE BENCHMARK FUNDS (the "Trust"), a Delaware business trust, and THE NORTHERN TRUST COMPANY ("Northern"), an Illinois state bank.

  WHEREAS, the Trust and Northern have entered into a Custodian Agreement dated June 8, 1992, as amended by Addendum No. 1 dated January 8, 1993, Addendum No. 2 dated July 1, 1993, Addendum No. 3 dated October 8, 1996, Addendum No. 4 dated April 22, 1997, Addendum No. 5 dated December 1, 1997 and Addendum No. 6 dated January 27, 1998 (the "Custodian Agreement"), pursuant to which the Trust has appointed Northern to act as custodian to the Trust for its Diversified Assets Portfolio, Government Portfolio, Government Select Portfolio, Tax-Exempt Portfolio, Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short-Intermediate Bond Portfolio, Bond Portfolio, Balanced Portfolio, Intermediate Bond Portfolio, and Global Asset Portfolio (collectively, the "Portfolios"); and

  WHEREAS, the Trust has this date reorganized itself from a Massachusetts business trust to a Delaware business trust; and

  WHEREAS, the Trust and Northern desire that Northern continue to act as custodian to the Trust for the Portfolios pursuant to the terms of the Custodian Agreement as amended to date;

  NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Reaffirmation.  The Custodian Agreement as amended to date is hereby
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          reaffirmed and readopted by each of the parties hereto, and Northern shall continue to provide services to the Trust for the Portfolios, and to receive compensation for such services, as provided in the Custodian Agreement, subject to the terms set forth therein.

     2.  Miscellaneous.  Except to the extent supplemented hereby, the Custodian
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Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.
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     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


ATTEST:                             THE BENCHMARK FUNDS

                                    By: /s/ Nancy L. Mucker
                                        -------------------
                                    Name:   Nancy L. Mucker
                                          -----------------
                                    Title:  Vice President
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ATTEST:                             THE NORTHERN TRUST COMPANY

                                    By: /s/ Thomas L. Mallman
                                        ----------------------
                                    Name:   Thomas L. Mallman
                                          --------------------
                                    Title:  Sr. Vice President
                                          --------------------